Exhibit 99.1

PaxMedica Enters Research Collaboration Agreement with
PoloMar Health for Phase II Study in Autism Spectrum Disorder

Collaboration Will Investigate a Next Generation Orally Delivered Anti-Purinergic Compound

Proof-of-Concept Study Based on one of PaxMedica’s Proprietary Pipeline Candidates

TARRYTOWN, NY, June 08, 2023 – PaxMedica, Inc. (Nasdaq: PXMD), a clinical stage biopharmaceutical company focusing on the development of novel anti-purinergic drug therapies (APT) for the treatment of Autism Spectrum Disorder (ASD) and other serious conditions with intractable neurologic symptoms, today announced that it has entered into an agreement with PoloMar Health to investigate the use of emodin in a clinical program as a potential treatment for patients with autism spectrum disorder.

Emodin is an orally bioavailable selective P2X7 inhibitor, and is currently available as a component in a number of over-the-counter nutritional supplements.  Emodin is a naturally occurring substance that is found in several plants, including rhubarb and Japanese knotweed.  PoloMar Health is also working in partnership with The BRAIN Foundation on this initiative.

Under the agreement, PoloMar Health will retain rights to develop and commercialize any non-prescription supplement form of the product, while PaxMedica will retain exclusive rights to develop and commercialize a highly purified form of emodin as a prescription pharmaceutical product following FDA and other regulatory authorities’ guidance. In 2019, PaxMedica completed several in vivo animal studies in a mouse model of autism and demonstrated positive results for emodin in several measures of cognition, memory, and behavior.  These findings were the basis of a patent filing that was initiated that same year by PaxMedica.

A Phase II proof-of-concept trial, using a proprietary, highly bioavailable form of emodin in patients with ASD, is anticipated to begin in Q2 of 2023.  PoloMar Health will be the sponsor of the U.S.-based study, and will, along with The BRAIN Foundation, provide the funding for the study.  Depending on the outcome of this study, PaxMedica may pursue a formal development program for a potential prescription-grade product to treat patients with ASD.

“This valuable collaboration with PoloMar Health and the BRAIN Foundation is expected to enable PaxMedica to cost-effectively advance an existing asset in our pre-clinical pipeline, while maintaining our unwavering focus and commitment to the development and future approval of our primary clinical pipeline product, PAX-101. Moreover, as a selective P2X7 purine receptor inhibitor, emodin will extend our overall knowledge of these types of agents in the treatment of the core symptoms of autism,” said Howard Weisman, Chief Executive Officer of PaxMedica.

About PaxMedica

PaxMedica is a clinical stage biopharmaceutical company focusing on the development of anti-purinergic drug therapies (“APT”) for the treatment of disorders with intractable neurologic symptoms, ranging from neurodevelopmental disorders, including Autism Spectrum Disorder (“ASD”), to Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (“ME/CFS”), a debilitating physical and cognitive disorder believed to be viral in origin and now with rising incidence globally due to the long term effects of SARS-CoV-2 (“COVID-19”). One of PaxMedica’s primary points of focus is the development and testing of its lead program, PAX-101, an intravenous formulation of suramin, in the treatment of ASD and the advancement of the clinical understanding of using that agent against other disorders such as ME/CFS and Long COVID-19 Syndrome, a clinical diagnosis in individuals who have been previously infected with COVID-19.

For more information, visit www.paxmedica.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect our current view about future events. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. These forward-looking statements include our anticipated clinical program, the timing and success of our anticipated data announcements, pre-clinical and clinical trials and regulatory filings, statements about the strength of our balance sheet. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of the Company’s product development and clinical trials, risk of insufficient capital resources, cash funding and cash burn and risks associated with intellectual property and infringement claims.  The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s “Risk Factors” section and other sections in its Annual Report on Form 10-K, most recent quarterly filings and other filings with the U.S. Securities and Exchange Commission.

Contacts:

Stephanie Prince
PCG Advisory
sprince@pcgadvisory.com
(646) 863-6341